UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 20, 2005

WASHINGTON TRUST BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Rhode Island	0-13091	05-0404671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Broad Street, Westerly, Rhode Island 02891

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On January 20, 2005, at a meeting of the Board of Directors of Washington Trust Bancorp, Inc. (the “Corporation”), the Board of Directors approved changes to the Corporation’s Annual Performance Plan of The Washington Trust Company (the “Incentive Plan”), which provides for incentive bonuses to executive officers of the Registrant and its subsidiary bank (the “Bank”).

The Incentive Plan, as amended, provides for the payment of additional cash compensation based on the Bank’s performance (“Corporate Performance Component”) and the performance of each individual participant (“Individual Performance Component”) in order to provide a link between performance and compensation.

The total target payout for participants varies by level of responsibility, and ranges from 45% (for the Chief Executive Officer) to as low as 25% of base salary for all other executive officers. The percentage of total incentive allocated between the Corporate Performance Component and the Individual Performance Component also varies with level of responsibility, and ranges from 70% and 30%, respectively (for the Chief Executive Officer and Chief Operating Officer) to 60% and 40%, respectively, for all other executive officers.

In determining the Bank’s performance, the Incentive Plan focuses primarily on three financial metrics - Net Income, Earnings Per Share, and Return On Equity, with each metric receiving equal weighting. The actual performance for each of the financial metrics is measured separately against performance targets as established at the beginning of each year by the Board of Directors upon the recommendation of the Compensation and Human Resources Committee. Performance exceeding a threshold of 80% of the performance target will result in progressively accelerating payment levels, ranging from 50% to 150% of the target payment for the Corporate Performance Component.

In order for payments under the Individual Performance Component to be made, the weighted average of the financial metrics must be at least 80%. Once that threshold level is achieved, actual payments will be based on the manager’s assessment of employee performance against performance expectations and objectives set at the beginning of each year, except that for the Chief Executive Officer the Executive Committee establishes personal performance expectations and objectives, subject to the approval of the Board of Directors, and the Executive Committee evaluates the Chief Executive Officer's performance.  The results of the evaluations are considered by the Compensation and Human Resources Committee in recommending the payment amounts for executive officers to the Board of Directors.

Any amounts not paid to a participant as a result of the participant not fully meeting individual goals or performance expectations may be reallocated to any employee who demonstrated extraordinary performance. These additional payments are at the recommendation of the Compensation and Human Resources Committee, and subject to overall approval of the Board of Directors. Regardless of the actual award levels determined by the plan parameters, the Board of Directors has the authority to modify any award.

The above summary of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan attached hereto as Exhibit 10.1 and by this reference made a part hereof.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit No.  Exhibit

10.1    The Washington Trust Company Annual Performance Plan*
_______________________
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.

Date: January 26, 2005        By: /s/ John C. Warren
John C. Warren
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.  Exhibit

10.1    The Washington Trust Company Annual Performance Plan*

_________________________________________
* Filed herewith